Exhibit 21.1
Subsidiaries of Las Vegas Sands Corp.

State or Other Jurisdiction of Incorporation
Legal Name	or Organization
BBLV, LLC	Nevada
Cotai Retail Concepts Limited	Macau
Cotai Waterjets (HK) Limited	Hong Kong
Cotai Waterjets (Macau) Limited	Macau
CotaiJet 311 Ltd.	Cayman Islands
CotaiJet 312 Ltd.	Cayman Islands
CotaiJet 313 Ltd.	Cayman Islands
CotaiJet 314 Ltd.	Cayman Islands
CotaiJet 315 Ltd.	Cayman Islands
CotaiJet 316 Ltd.	Cayman Islands
CotaiJet 317 Ltd.	Cayman Islands
CotaiJet 318 Ltd.	Cayman Islands
CotaiJet 319 Ltd.	Cayman Islands
CotaiJet 320 Ltd.	Cayman Islands
CotaiJet 350 Ltd.	Cayman Islands
CotaiJet 351 Ltd.	Cayman Islands
CotaiJet 352 Ltd.	Cayman Islands
CotaiJet 353 Ltd.	Cayman Islands
CotaiJet Holdings (II) Limited	Hong Kong
CTVR Associates, LLC	Nevada
Grand Canal Shops Mall MM Subsidiary, Inc.	Nevada
Interface Employee Leasing, LLC	Nevada
Interface Group-Nevada, Inc.	Nevada
Las Vegas Sands (Ibrox) Limited	United Kingdom
Las Vegas Sands (Sheffield United) Limited	United Kingdom
Las Vegas Sands (UK) Limited	United Kingdom
Las Vegas Sands, LLC	Nevada
Lido Casino Resort Holding Company, LLC	Delaware
Lido Intermediate Holding Company, LLC	Delaware
LV Noodle Concept, LLC	Nevada
LVCUT Associates, LLC	Nevada
LVS (Nevada) International Holdings, LLC	Nevada
LVS International (Malaysia) Sdn. Bhd.	Malaysia
LVS International (Singapore) Pte. Ltd.	Singapore
LVS International (South Korea) Limited	South Korea
LVS International (Taiwan) Limited	Taiwan
LVS International (Thailand) Co., Ltd.	Thailand
LVS International Holding (Thailand) Co., Ltd.	Thailand
LVS International Japan Ltd.	Japan
Mall Intermediate Holding Company, LLC	Delaware
Marina Bay Sands Pte. Ltd. (f/k/a Sands Garden City Pte. Ltd.)	Singapore
MBS Holdings Pte. Ltd.	Singapore
Paiza Air, LLC	Nevada
Palazzo Condo Tower, LLC	Nevada
Phase II Mall Holding, LLC	Nevada
Phase II Mall Subsidiary, LLC	Delaware
Primewine, LLC	Nevada
Sands Bethworks Gaming LLC	Pennsylvania

State or Other Jurisdiction of Incorporation
Legal Name	or Organization
Sands Kansas, LLC	Nevada
Sands Mauritius Holdings	Mauritius
Sands Pennsylvania, Inc.	Delaware
Silver State Marble LLC (f/k/a Marble Works, LLC)	Nevada
TK Las Vegas, LLC	Delaware
Two Roads Las Vegas, LLC	Nevada
Venetian Casino Resort, LLC	Nevada
Venetian Cotai Limited	Macau
Venetian Far East Limited	Hong Kong
Venetian Global Holdings Limited (f/k/a Venetian Macau Holdings Limited)	Cayman Islands
Venetian Hong Kong Holdings (I) Limited	Hong Kong
Venetian Hong Kong Holdings (II) Limited	Hong Kong
Venetian Hong Kong Holdings (III) Limited	Hong Kong
Venetian Hong Kong Holdings (IV) Limited	Hong Kong
Venetian Hong Kong Holdings (V) Limited	Hong Kong
Venetian (Zhuhai) Hotel Marketing Co., Ltd.	PRC
Venetian (Zhuhai Hengqin) Hotel Co., Ltd.	PRC
Venetian Limousine Services, LLC	Nevada
Venetian Macau Finance Company	Cayman Islands
Venetian Macau Limited (f/k/a Venetian Macau Management Limited)	Macau
Venetian Marketing Services Limited	Hong Kong
VML US Finance LLC	Delaware
Venetian Marketing, Inc.	Nevada
Venetian Hungary Limited	Cayman Islands
Venetian Interactive, LLC	Nevada
Venetian International Marketing Services (HK) Limited	Hong Kong
Venetian Orient Limited	Macau
Venetian Resort Development Limited	Cayman Islands
Venetian Retail Limited	Macau
Venetian Transport LLC (f/k/a Venetian Casino Resort Athens, LLC)	Delaware
Venetian Travel Limited	Macau
Venetian Venture Development Intermediate I	Cayman Islands
Venetian Venture Development Intermediate II	Cayman Islands
Venetian Venture Development Intermediate Limited	Cayman Islands
Venetian Venture Development, LLC	Nevada
V-HK Services Limited	Hong Kong
V.I. (C.I.) Limited	Alderney, Channel Islands
WDR, LLC	Nevada
World Sourcing Services Limited	Hong Kong
Zhuhai Cotai Logistics Services Co., Ltd.	PRC